Investor Relations Contacts:

Lippert / Heilshorn & Associates

Carolyn M. Capaccio

ccapaccio@lhai.com

Vathy Mattison

cmattison@lhai.com

(415) 433-3777

Fuel Systems Solutions Announces Preliminary 2009 Results

- 2009 Revenues and Margins Exceed Company Guidance -

- Company to Release Fourth Quarter 2009 Results on March 4th -

New York, NY - February 19, 2010 - Fuel Systems Solutions, Inc. (Nasdaq: FSYS) currently expects, based on a preliminary analysis of fourth quarter 2009 results, full year 2009 revenue of approximately $450 million, substantially above its outlook for $415 million to $425 million; 2009 gross margin and operating margin are expected at least to reach the higher end of their respective outlook ranges of 30%-32% and 14%-16%.

Commenting on the preliminary results, Fuel Systems' CEO Mariano Costamagna said, "Our business gained momentum in the fourth quarter of 2009, benefiting from the uncertain future of the Italian vehicle incentive environment. As a result, we expect our 2009 results to exceed our outlook by a magnitude we felt important to communicate prior to our normal fourth quarter reporting. Drawing on the flexibility inherent in our delayed original equipment manufacturer (DOEM) model, in 2009 we expanded our capacity to supply the growing market in Europe and Italy in particular, and delivered over 183,000 installations, a greater than threefold increase compared to 2008. We will discuss our strategic plan and outlook on our fourth quarter results call."

Fourth-Quarter Results Conference Call

Fuel Systems Solutions expects to release financial results for the fourth quarter and full year ended December 31, 2009, on Thursday, March 4th, 2010. Company management will host a conference call at 11:00 a.m. Eastern Time that day to discuss those results.

To listen to the call live, please dial 877-356-8063 at least 10 minutes before the start of the conference. International participants may dial 706-679-2544. The conference ID will be 5521976. The call will be webcast and can be accessed from the "Investor Relations" section of the company's website at www.fuelsystemssolutions.com. A telephone replay will be available until midnight Eastern Time on March 17th by dialing 800-642-1687 or 706-645-9291 and entering pass code 5521976. A replay will also be available at the web address above for 90 days.

About Fuel Systems Solutions

Fuel Systems Solutions (Nasdaq: FSYS) is a leading designer, manufacturer and supplier of proven, cost-effective alternative fuel components and systems for use in transportation and industrial applications. Fuel Systems' components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas, used in internal combustion engines. These components and systems feature the company's advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine. In addition to the components and systems, the company provides engineering and systems integration services to address unique customer requirements for performance, durability and configuration. The company is composed of two operating subsidiaries: IMPCO Technologies and BRC. IMPCO Technologies is a leader in the heavy duty, industrial, power generation and stationary engines sectors. BRC is a leader in the light duty and automobile alternative fuel sectors and has established alliances with several major automobile manufacturers for OEM projects. Additional information is available at www.fuelsystemssolutions.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks and uncertainties. Such statements represent only our opinions and predictions. Actual results may differ materially. Factors that may cause the Company's results to differ include unanticipated accounting issues that arise in connection with the review and audit of our fourth quarter and year end financial information by our staff and by our outside accountants, unanticipated events that occur after the date hereof, and the risk factors set forth in the Company's Annual Report on Form 10-K, for the year ended December 31, 2008. The Company does not undertake to update or revise any of its forward-looking statements or guidance even if experience or future changes show that the indicated results or events will not be realized.